EXHIBIT 99.1

Yext, Inc. Announces Third Quarter Fiscal 2018 Results

–	Third Quarter Revenue of $44.3 Million, an Increase of 39% Year-Over-Year

–	Gross Margin of 73.7% as Compared to 70.8% in the Year Ago Quarter

–	Issues Revenue Guidance of $47.3 Million - $48.3 Million for the Fourth Quarter Fiscal 2018

–	Reaffirms Revenue Guidance of $169.5 Million - $170.5 Million for Fiscal 2018

NEW YORK, November 30, 2017 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management, today announced its results for the three months ended October 31, 2017, or the Company's third quarter of fiscal 2018.
“We are very pleased with our results this quarter, highlighted by revenue growth of 39% over the third quarter last year and the continued expansion of our gross margins, which increased 290 basis points over the year ago quarter,” said Howard Lerman, Co-Founder and Chief Executive Officer of Yext.
“We experienced record attendance at our recent ONWARD user conference, where this year's theme was the Intelligent Future. A world-class line-up of speakers, including technology leaders from Amazon, Google, Microsoft and others, discussed how artificial intelligence, machine learning and voice search are revolutionizing the way businesses need to engage with their customers. Yext is ideally positioned to provide our customers with the tools and resources they need to respond to the Intelligent Future.
“With the launch of our new services, such as Yext for Food and Yext for Events, and new features, like Yext Knowledge Assistant - which lets companies keep all of their critical information up to date through a conversational user interface - our addressable market continues to grow and we continue to make it even easier for customers to work with Yext. We continue to believe we are well positioned for long-term success.”

Third Quarter Fiscal 2018 Highlights:

•
Revenue of $44.3 million, a 39% increase as compared to the $31.9 million reported in third quarter fiscal 2017. The revenue increase was primarily due to the continued growth of our customer base and higher revenue from existing customers, primarily due to expanded subscriptions.

•
Gross Profit of $32.7 million, a 45% increase as compared to the $22.6 million reported in third quarter fiscal 2017. Gross margin of 73.7% as compared to the 70.8% reported in third quarter fiscal 2017.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $17.1 million as compared to the $10.2 million net loss in third quarter fiscal 2017. The increased loss was driven by increased operating expenses, primarily in sales and marketing, due to efforts to acquire new customers.

•	Non-GAAP net loss of $11.1 million as compared to the $7.7 million non-GAAP net loss in the third quarter fiscal 2017.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
Net loss per share of $0.19 based on 90.4 million weighted-average shares outstanding, compared to the net loss per share of $0.33 based on 31.1 million weighted-average shares outstanding in the third quarter fiscal 2017.

•
Non-GAAP net loss per share of $0.12 based on 90.4 million weighted-average shares outstanding at quarter end, as compared to the $0.25 non-GAAP net loss per share in the third quarter fiscal 2017 based on 31.1 million weighted-average shares outstanding at quarter end.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $113.5 million as of October 31, 2017.

•
Cash Flow: Cash used in operating activities for the third quarter of fiscal 2018 was $16.4 million as compared to cash used in operating activities of $9.0 million in the same period in fiscal 2017. The higher use of cash in the current period reflects a greater use from working capital, driven primarily by a higher balance in accounts receivable due to the timing of new business signed during the quarter.

Third Quarter Fiscal 2018 and Other Recent Business Highlights:

•
Managed approximately 27.1 million attributes through approximately 1.4 million licenses[1] to Yext's digital knowledge platform as of October 31, 2017, representing increases of 66% and 58%, respectively, as compared to October 31, 2016.

•	Announced the appointment of Tamar Yehoshua, Google's Vice President of Product Management for Search, to the Company's Board of Directors.

•
Expanded the capabilities of the Yext App Directory through additional integrations with the world's leading business technologies, including Salesforce, StoreForce, Trabon, Radar, Dasheroo, Tiger Pistol and Hotfrog. The Yext App Directory allows customers to connect the digital knowledge they are managing within Yext to other software systems used across their enterprise.

•
Expanded the global reach of the industry-leading PowerListings Network with new publishing partners in North America (Public Reputation, YellowPages.ca), South America (Paginas Amarillas), and Europe (golocal, Meinungsmeister), and enhanced the Reviews service by launching monitoring with TripAdvisor.

•	Awarded a Best in Biz International Award (silver) for Enterprise Product of the Year in Software.

•	Named one of the 100 Best Workplaces for Women by Great Place to Work® and Fortune Magazine.
1. The term licenses represents the number of entities subscribed to the Yext Knowledge Manager, and includes not only the number of physical locations but also the number of persons and other entities managed with our platform, such as physicians, wealth advisors, insurance agents, etc. It is comparable to previous disclosures under the term locations and was changed to reflect the broadening of our business into new services as well as our current pricing methodology.
Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2018 and the fiscal year ending January 31, 2018.

•	Fourth Quarter Fiscal 2018 Outlook:

•	Revenue is projected to be $47.3 million to $48.3 million.

•	Non-GAAP net loss per share is projected to be $0.10 to $0.12, which assumes 91.9 million weighted-average shares outstanding.

•	Full Year Fiscal 2018 Outlook:

•	Revenue is projected to be $169.5 million to $170.5 million.

•	Non-GAAP net loss per share is projected to be $0.48 to $0.50, which assumes 93.2 million non-GAAP shares outstanding.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers)

using conference ID number 9855093. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until December 7, 2017 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10114295.

About Yext
Yext is pioneering a new category called Digital Knowledge Management, which gives businesses control of all of the public facts that they want consumers to know across the intelligent ecosystem. The Yext Knowledge Engine™ lets companies manage their digital knowledge in the cloud and sync it to over 100 services in the PowerListings® Network. Yext Listings, Pages, and Reviews help businesses around the globe to facilitate face-to-face and digital interactions that boost brand awareness, drive foot traffic, and increase sales.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue and non-GAAP net loss and shares outstanding for our fourth quarter of fiscal 2018 and full-year fiscal 2018 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network to obtain new partners; our ability to develop new product and platform offerings; our ability to manage our growth effectively; and the number of options exercised by our employees and former employees. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q, which is available at http://investors.yext.com and on the SEC's website at http://sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss and non-GAAP net loss per share. Non-GAAP net loss and non-GAAP net loss per share are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss and non-GAAP net loss per share to net loss per share, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	October 31, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$21,112	$24,420
Marketable securities	92,358	—
Accounts receivable, net of allowances of $118 and $189, respectively	23,861	27,646
Prepaid expenses and other current assets	5,551	3,511
Deferred commissions	6,633	6,252
Total current assets	149,515	61,829
Restricted cash	—	500
Property and equipment, net	11,496	11,613
Goodwill	4,701	4,444
Intangible assets, net	2,763	3,128
Other long term assets	3,442	4,951
Total assets	$171,917	$86,465
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$22,807	$25,633
Deferred revenue	59,562	57,112
Deferred rent	1,271	936
Total current liabilities	83,640	83,681
Deferred rent, non-current	3,442	4,348
Long term debt	—	5,000
Other long term liabilities	710	576
Total liabilities	87,792	93,605
Commitments and contingencies (Note 12)
Convertible preferred stock:
Convertible preferred stock, $0.001 par value per share; zero and 43,705,690 shares authorized at October 31, 2017 and January 31, 2017, respectively; zero and 43,594,753 shares issued and outstanding at October 31, 2017 and January 31, 2017, respectively	—	120,615
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 50,000,000 and zero shares authorized at October 31, 2017 and January 31, 2017, respectively; zero shares issued and outstanding at October 31, 2017 and January 31, 2017	—	—
Common stock, $0.001 par value per share; 500,000,000 and 200,000,000 shares authorized at October 31, 2017 and January 31, 2017, respectively; 97,413,737 and 37,900,051 shares issued at October 31, 2017 and January 31, 2017, respectively; 90,908,403 and 31,394,717 shares outstanding at October 31, 2017 and January 31, 2017, respectively	98	38
Additional paid-in capital	313,930	52,805
Accumulated other comprehensive loss	(1,546)	(1,808)
Accumulated deficit	(216,452)	(166,885)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity (deficit)	84,125	(127,755)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$171,917	$86,465

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Revenue	$44,332	$31,909	$122,181	$88,590
Cost of revenue	11,658	9,324	31,887	27,226
Gross profit	32,674	22,585	90,294	61,364
Operating expenses:
Sales and marketing	32,756	20,393	91,891	55,368
Research and development	6,958	4,764	18,437	14,208
General and administrative	10,196	7,548	29,103	20,222
Total operating expenses	49,910	32,705	139,431	89,798
Loss from operations	(17,236)	(10,120)	(49,137)	(28,434)
Investment income	419	8	741	34
Interest expense	(104)	(37)	(274)	(72)
Other expense, net	(132)	(70)	(667)	(101)
Loss from operations before income taxes	(17,053)	(10,219)	(49,337)	(28,573)
Provision for income taxes	(9)	(3)	(230)	(4)
Net loss	$(17,062)	$(10,222)	(49,567)	$(28,577)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.33)	$(0.67)	$(0.92)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	90,353,608	31,092,270	73,992,705	31,031,276

Other comprehensive income (loss):
Foreign currency translation adjustment	$53	$(347)	$410	$(556)
Unrealized loss on marketable securities	(88)	—	(148)	—
Total comprehensive loss	$(17,097)	$(10,569)	$(49,305)	$(29,133)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended October 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(49,567)	$(28,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,751	2,949
Provision for bad debts	321	322
Stock-based compensation expense	15,002	6,316
Change in fair value of convertible preferred stock warrant liability	491	106
Deferred income taxes	(13)	(5)
Amortization of deferred financing costs	105	—
Amortization of premium on marketable securities	108	—
Gain on sale of marketable securities	(1)	—
Changes in operating assets and liabilities:
Restricted cash	500	5,789
Accounts receivable	3,629	7,492
Prepaid expenses and other current assets	(1,989)	(2,156)
Deferred commissions	(1,152)	(2,507)
Other long term assets	(161)	(405)
Accounts payable, accrued expenses and other current liabilities	(2,625)	719
Deferred revenue	2,263	3,542
Deferred rent	(581)	(437)
Other long term liabilities	89	14
Net cash used in operating activities	(29,830)	(6,838)
Cash flows from investing activities:
Purchases of marketable securities	(106,155)	—
Maturities of marketable securities	7,500	—
Sales of marketable securities	6,041	—
Capital expenditures	(2,747)	(2,898)
Purchases of intangible assets	—	(298)
Net cash used in investing activities	(95,361)	(3,196)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	123,527	—
Payments of deferred offering costs	(4,263)	—
Proceeds from exercise of stock options	4,686	847
Proceeds from exercise of warrants	79	—
Repayments on Revolving Line	(5,000)	—
Payments of deferred financing costs	(99)	—
Proceeds from employee stock purchase plan	2,724	—
Net cash provided by financing activities	121,654	847
Effect of exchange rate changes on cash and cash equivalents	229	(113)
Net decrease in cash and cash equivalents	(3,308)	(9,300)
Cash and cash equivalents at beginning of period	24,420	30,028
Cash and cash equivalents at end of period	$21,112	$20,728
Supplemental disclosures of non-cash investing and financing information:
Non-cash capital expenditures, including capitalized stock-based compensation, and items in accounts payable, accrued expenses and other current liabilities	$451	$104
Conversion of convertible preferred stock to common stock	$120,615	$—
Conversion of convertible preferred stock warrants to common stock warrants	$1,435	$—
Cash paid on interest	$71	$183
Cash paid on income taxes	$983	$4

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended October 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$11,658	$(461)	$11,197
Gross profit	$32,674	$(461)	$33,135
Sales and marketing	$32,756	$(2,741)	$30,015
Research and development	$6,958	$(1,121)	$5,837
General and administrative	$10,196	$(1,614)	$8,582
Loss from operations	$(17,236)	$(5,937)	$(11,299)
Net loss	$(17,062)	$(5,937)	$(11,125)

	Three months ended October 31, 2016
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$9,324	$(156)	$9,168
Gross profit	$22,585	$(156)	$22,741
Sales and marketing	$20,393	$(1,044)	$19,349
Research and development	$4,764	$(508)	$4,256
General and administrative	$7,548	$(809)	$6,739
Loss from operations	$(10,120)	$(2,517)	$(7,603)
Net loss	$(10,222)	$(2,517)	$(7,705)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Nine months ended October 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$31,887	$(947)	$30,940
Gross profit	$90,294	$(947)	$91,241
Sales and marketing	$91,891	$(7,477)	$84,414
Research and development	$18,437	$(2,433)	$16,004
General and administrative	$29,103	$(4,145)	$24,958
Loss from operations	$(49,137)	$(15,002)	$(34,135)
Net loss	$(49,567)	$(15,002)	$(34,565)

	Nine months ended October 31, 2016
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$27,226	$(454)	$26,772
Gross profit	$61,364	$(454)	$61,818
Sales and marketing	$55,368	$(2,710)	$52,658
Research and development	$14,208	$(1,397)	$12,811
General and administrative	$20,222	$(1,755)	$18,467
Loss from operations	$(28,434)	$(6,316)	$(22,118)
Net loss	$(28,577)	$(6,316)	$(22,261)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended October 31,
	2017	2016
Net loss	$(17,062)	$(10,222)
Stock-based compensation expense	5,937	2,517
Non-GAAP net loss	$(11,125)	$(7,705)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.33)

Stock-based compensation expense per share	0.07	0.08
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.25)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	90,353,608	31,092,270

	Nine Months Ended October 31,
	2017	2016
Net loss	$(49,567)	$(28,577)
Stock-based compensation expense	15,002	6,316
Non-GAAP net loss	$(34,565)	$(22,261)

Net loss per share attributable to common stockholders, basic and diluted	$(0.67)	$(0.92)

Stock-based compensation expense per share	0.20	0.20
Non-GAAP unweighted adjustment	0.09	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.72)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	73,992,705	31,031,276

Non-GAAP unweighted adjustment	16,915,698	78,937
Non-GAAP number of shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	90,908,403	31,110,213

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison for future periods, the Company calculated non-GAAP net loss per share for the nine months ended October 31, 2017, and 2016 on a comparative basis, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the three months ended October 31, 2017 and 2016 using the weighted-average number of shares outstanding for the respective periods.

YEXT, INC.
Condensed Cash Flow Data
(in thousands)
(unaudited)

	Three months ended October 31,
	2017	2016
Net cash (used in) provided by:
Net loss	$(17,062)	$(10,222)
Adjustments to net loss for non-cash items	7,535	3,685
Changes in operating assets and liabilities	(6,854)	(2,494)
Operating activities	(16,381)	(9,031)
Investing activities	971	(1,261)
Financing activities	3,692	336
Effect of exchange rate changes on cash and cash equivalents	(49)	(24)
Net decrease in cash and cash equivalents	(11,767)	(9,980)
Cash and cash equivalents at beginning of period	32,879	30,708
Cash and cash equivalents at end of period	$21,112	$20,728